Exhibit 99.2

Fleetwood Enterprises, Inc. Prices $80 Million 5.00% Convertible Senior Subordinated Debentures Offering

RIVERSIDE, Calif., Dec 17, 2003 /PRNewswire-FirstCall via Comtex/ — Fleetwood Enterprises, Inc. (NYSE: FLE) announced today the pricing of its offering of $80 million aggregate principal amount of its 5.00% Convertible Senior Subordinated Debentures due December 15, 2023 to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offering of the debentures is expected to close on December 22, 2003. The Company has also granted the initial purchaser a 30-day option to purchase up to an additional $20 million principal amount of debentures.

Interest on the debentures will be payable semi-annually at the rate of 5.00%. The debentures will be convertible, under certain circumstances, into the Company’s common stock at an initial conversion rate of 85.0340 shares per $1,000 principal amount of debentures, equivalent to an initial conversion price of approximately $11.76 per share.

Holders of the debentures will have the ability to require the Company to repurchase the debentures, in whole or in part, on December 15, 2008, December 15, 2013 and December 15, 2018. The repurchase price will be 100% of the principal amount of the debentures plus accrued and unpaid interest. The Company may, at its option, elect to pay the repurchase price in cash, its common stock or a combination of cash and its common stock in the manner described in the offering memorandum. The Company will have the option to redeem the debentures after December 15, 2008, in whole or in part, for cash, at a price equal to 100 percent of the principal amount plus accrued and unpaid interest.

The Company plans to use the net proceeds of the offering to repay amounts outstanding under its senior secured credit facility and for working capital and other general corporate purposes. The Company may also use a portion of the net proceeds to, depending on market and other business conditions, repurchase or redeem a portion of its convertible trust preferred securities.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

The securities will not be registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

This press release contains forward-looking statements. These forward- looking statements include Fleetwood’s intention to raise proceeds through the offering and sale of the convertible senior subordinated debentures, the intended use of proceeds and the anticipated terms of such debentures. Actual results may differ materially from the results predicted or implied by the forward-looking statements. There can be no assurance that Fleetwood will complete the offering on the anticipated terms or at all. Fleetwood’s ability to complete the offering is subject to a number of risks and will depend, among other things, on market conditions. In addition, Fleetwood’s business is subject to risks. More information about the risks to which Fleetwood is subject is available in Fleetwood’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings made from time to time with the Securities and Exchange Commission. Special attention is directed to the portions of those documents entitled “Risk Factors.” Fleetwood undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please contact: Lyle Larkin, Vice President, Treasurer, +1-909-351-3535, or Kathy A. Munson, Director-Investor Relations, +1-909-351-3650, both of Fleetwood Enterprises, Inc.

SOURCE Fleetwood Enterprises, Inc.

Lyle Larkin, Vice President, Treasurer, +1-909-351-3535, or Kathy A. Munson, Director-Investor Relations, +1-909-351-3650, both of Fleetwood Enterprises, Inc.